UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2017 (January 13, 2017)

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact name of Company as specified in charter)

Florida	001-34124	65-0420166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ever-Glory Commercial Center,

509 Chengxin Road, Jiangning Development Zone,

Nanjing, Jiangsu Province,

Peoples Republic of China

 (Address of Principal Executive Offices) (Zip code)

(8625) 5209-6889

 (Company’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Company's Certifying Accountant.

Previous independent registered public accounting firm.

On January 13, 2017, GHP Horwath, P.C. (“GHP”) notified the Company that it has chosen not to stand for re-appointment as the Company's auditor, and effective as of January 13, 2017, the client-auditor relationship between the Company and GHP has ceased. The resignation of GHP was not recommended by the Company’s Audit Committee nor was the Audit Committee’s approval required. GHP has informed us that its employees joined another independent registered public accounting firm effective January 1, 2017.

The Company is currently evaluating retention of another independent registered public accounting firm, which will be subject to the approval of the Company's Audit Committee.

The reports of GHP on the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 and the subsequent period through January 13, 2017 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles, except GHP’s audit reports on the consolidated financial statements for fiscal years ended December 31, 2015 and 2014 included an emphasis matter paragraph that describes that the Company has significant transactions and relationships with related parties, including entities controlled by the Company’s Chairman and Chief Executive Officer and by the Company’s major shareholder.

During the fiscal years ended December 31, 2015 and 2014 and through January 13, 2017, the Company has not had any disagreements with GHP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to GHP’s satisfaction, would have caused it to make reference thereto in its reports on the Company’s consolidated financial statements for the relevant periods.

During the fiscal years ended December 31, 2015 and 2014 and through January 13, 2017, there was one reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K, which related to disclosure of material weaknesses in the Company’s internal control over financial reporting. As previously reported, the material weaknesses were because 1) the personnel primarily responsible for the preparation of our financial statements do not have requisite levels of knowledge, experience and training in the application of U.S. GAAP commensurate with our financial reporting; and 2) No formal plan to provide applicable training for our financial and accounting staff to enhance our understanding of U.S. GAAP and internal control over financial reporting.

The Company provided GHP with a copy of this disclosure as set forth under this Item 4.01 and requested GHP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the response letter from GHP is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
16.1	Letter of GHP Horwath, P.C.dated January 20, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: January 20, 2017	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer

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